Issuer Free Writing Prospectus dated June 5, 2023
Filed Pursuant to Rule 433
Registration Nos. 333-255424 and 333-271262

Narrator: Have you sold or are thinking about selling real estate?

Narrator: Do you want to avoid capital gains taxes and grow your money tax free?

Narrator: A 1031 exchange is not your only option.

Narrator: Eliminate the headaches of a 1031 exchange with Belpointe OZ.

Narrator: Belpointe OZ is the only publicly traded Opportunity Zone Fund.

Narrator: And is designed to allow you to defer and even eliminate capital gains taxes.

Narrator: Get the white paper at belpointegreen.com.

Narrator: Keep more of your money at belpointegreen.com.


SOLD
REAL ESTATE?
THINKING
ABOUT SELLING
REAL ESTATE?
BELPOINTEGREEN.COM


WANT TO AVOID CAPITAL GAINS TAXES?
GROW YOUR MONEY TAX FREE?*
*Subject to applicable investment holding period requirements
BELPOINTEGREEN.COM

This communication is for educational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read the prospectus and the other documents Belpointe OZ has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or www.investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. Consult with your own investment and tax advisers concerning the federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or qualified opportunity fund for federal tax purposes. Past performance is not an indicator or a guarantee of future performance. An investment in Belpointe OZ's securities involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2023.


A 1031 EXCHANGE IS NOT YOUR ONLY OPTION
BELPOINTEGREEN.COM

This communication is for educational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read the prospectus and the other documents Belpointe OZ has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or www.investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. Consult with your own investment and tax advisers concerning the federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or qualified opportunity fund for federal tax purposes. Past performance is not an indicator or a guarantee of future performance. An investment in Belpointe OZ's securities involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2023.


ELIMINATE THE HEADACHES OF A 1031 EXCHANGE
BELPOINTEGREEN.COM


BELPOINTE OZ
IS THE ONLY
PUBLICLY
TRADED
OPPORTUNITY
ZONE FUND
BELPOINTEGREEN.COM


DEFER AND
EVEN ELIMINATE
TAX LIABILITY
BELPOINTEGREEN.COM

This communication is for educational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read the prospectus and the other documents Belpointe OZ has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or www.investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. Consult with your own investment and tax advisers concerning the federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or qualified opportunity fund for federal tax purposes. Past performance is not an indicator or a guarantee of future performance. An investment in Belpointe OZ's securities involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer.



GET THE WHITE PAPER
REINVESTING REAL ESTATE CAPITAL GAINS INTO OPPORTUNITY ZONES
BELPOINTEGREEN.COM
BELPOINTEGREEN.COM

This communication is for educational purposes only and is subject to change. Nothing in this communication is or should be construed as an offer to sell or the solicitation of an offer to buy any securities. Offers may only be made by means of a prospectus. Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Prior to making an investment decision, you should read the prospectus and the other documents Belpointe OZ has filed with the SEC in their entirety, and carefully consider its investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in the offering. Copies of these documents can be obtained free of charge from www.sec.gov or www.investors.belpointeoz.com or from any broker-dealer participating in the offering. The information in this communication should not be relied upon as investment or tax advice. Consult with your own investment and tax advisers concerning the federal, state and local income tax consequences of purchasing, owning or disposing of securities in the offering. There is no guarantee that Belpointe OZ will continue to qualify as a partnership or qualified opportunity fund for federal tax purposes. Past performance is not an indicator or a guarantee of future performance. An investment in Belpointe OZ's securities involves a high degree of risk, including a complete loss of your investment, and may not be suitable for all investors. The price of Belpointe OZ's securities will fluctuate and may trade above or below net asset value. Brokerage commissions and expenses will reduce returns. The offering to which this communication relates is being made on a best-efforts basis through Emerson Equity, LLC, Member FINRA, SIPC, as managing broker-dealer. ©2023.


KEEP MORE OF
YOUR MONEY AT
BELPOINTEGREEN.COM